Exhibit 99.1

Myseum Awarded Israeli Patent for Advanced Digital Privacy Technology

NEW BRUNSWICK, N.J., October 13, 2025 (GLOBE NEWSWIRE) – Myseum, Inc. (Nasdaq: MYSE) (“Myseum” or the “Company”), a privacy-first social media and technology company, today announced that the Israel Patent Office has granted patent no. 290546 for the Company’s invention titled “Systems and Methods of Transforming Electronic Content.”

Darin Myman, CEO, commented, “So far this year, we have successfully expanded patent coverage for our core technology in four international markets—Israel, Canada, Mexico, and across Europe.

The patented technology is the foundation of our comprehensive next-gen social sharing platform, including our newest innovation, “Picture Party by Myseum,” which we are excited about and on schedule to launch worldwide this fall.”

The all-new “Picture Party by Myseum” platform introduces a fun, dynamic way for users to share photos and videos with friends, family, and groups—combining creativity, privacy, and secure connections at every gathering. Designed as an extension of the Myseum ecosystem, the new platform emphasizes ease-of-use while delivering a next-generation social experience.

Myseum’s IP portfolio now includes 18 issued patents and one Notice of Allowance as well as several domestic and international patent applications filed and under review.

About Myseum, Inc.

Myseum, Inc. (formerly DatChat Inc.) is a privacy and social media technology company focused on innovative and creative user platforms. Its flagship platform is Myseum, is a next-gen social sharing platform that makes it easier to share your photos and videos both today, and for generations to come. Myseum allows you to create amazing albums, create special encrypted galleries with limited access, personalize your newsfeed and create collections from other Myseum’s in your Galaxy. Your Free Myseum includes 50 GB of Free Timeless Storage, and many more features not mentioned. Additional storage is available for a one-time charge of $29.95 per 50 GB of Forever Storage. Myseum is currently available for both iOS and Android, with a desktop version planned for later this year.

Myseum’s innovative social media platform brings a fresh and needed approach to digital media and content management, allowing users to create a digital legacy that makes it easier to share both today, and with future generations. Backed by patented technology and proprietary software, the multi-tiered social media ecosystem enables individuals, families, and other groups to store and share digital content such as messages, photos, videos, and documents within a highly secure and private family library.

The Company also operates the DatChat Messenger & Private Social Network, which presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened. Visit datchat.com and datchat.com/investors/management for more information.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at https://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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